EXHIBIT 10.17

DISTRIBUTOR / BLENDERS AGREEMENT

This Distributor / Blenders Agreement ("Agreement") is entered into as of the 1st day of March, 2009 (the “Effective Date”), by and between PERF GO-GREEN HOLDINGS, INC., a Delaware Corporation (”Perf"), and INVENTEK COLLOIDAL CLEANERS, Inc. a Delaware  Corporation ("Inventek”) (each of the foregoing is a “Party” and collectively they are the “Parties”).

RECITALS

A.           Whereas Inventek desires to enter into a strategic relationship with Perf whereby Inventek shall grant Perf a perpetual royalty free license and exclusive right to sell worldwide the five (5) products listed in Exhibit A and any additional products as the Parties shall mutually agree (the “Products”).

B.           Whereas Perf is a marketing and distribution corporation engaged in the sale of certain biodegradable products to retail and commercial customers worldwide and wishes to offer a line of private label cleaning products to its customer base; and

C.           Whereas Inventek is an inventor and manufacturer of certain colloidal-based products that are used in the manufacturing of natural, biodegradable cleaning products (“Products”); and

D.           The Parties wish to enter into a Distributor / Blender relationship in which Perf will sell Products to retail and commercial, as well as federal, state and local government agencies under the Perf’s private label name Perf Go Clean.

NOW, THEREFORE, in consideration of the premises herein contained, as well as the mutual obligations herein made and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.	SCOPE OF SERVICES

1.1           Perf shall use its commercially reasonable efforts to solicit orders for Products from potential customers. Perf shall pay all costs and expenses incurred in providing such services.

1.2           Perf shall have an exclusive, non-transferable, (unless agreed to in writing by BOTH PARTIES), perpetual license and right to sell the Products in accordance with the terms of this Agreement.

1.3           The Products are described in Exhibit A of this Agreement.  From time to time both Parties may review and add Products to this list.  A line card of Inventek’s products are described in Exhibit B of this Agreement.

1.4           From time to time, and as often as reasonably necessary Perf shall keep Inventek informed of market developments, competitive activities, any and all non-proprietary feedback Perf receives from its customers, potential customers, competitors, suppliers, and downstream in-direct distribution on Inventek, its Products, and its pricing.

1.5           Each Party shall provide reasonable support for the sale of Products by Perf.  Inventek will furnish marketing support to assist Perf in introducing Products and services to customers and potential customers.  Each Party shall pay its own expenses in connection with any marketing activities.

1.6           Inventek may provide Perf with other services as may be reasonably requested by Perf, such as storage and shipping.  Prices for such services would be agreed to in advance.

1.7           Inventek and its principal stockholders and affiliates, successors and assigns agree not compete with Perf in the sale of products substantially similar to the Products, either directly or indirectly.

2.	PRICING AND PAYMENT TERMS.

2.1           Perf shall pay to Inventek one million dollars ($1,000,000), for the paid-up distributorship rights to the Products. Such payment will be made in Perf’s common stock, with the number of shares determined by utilizing the price of fifty cents ($0.50) per share which shall equal two million (2,000,000) shares of Perf’s common stock (the “Shares”).  Such Shares shall be issued as soon as reasonably practical after Perf amends its Certificate of Incorporation to increase the number of shares of common stock Perf is authorized to issue.  As additional consideration, Perf shall issue to Inventek warrants to purchase 2,000,000 shares of Perf’s common stock with an exercise price of fifty cents ($0.50) (the “Warrant”).  The Warrant shall be exercisable for a period of two years and shall not be exercisable until such time as Perf amends its Certificate of Incorporation in order to increase the number of shares of common stock Perf is authorized to issue.

2.2           The Warrant shall be subject to adjustment for stock splits, stock dividends and other dilative events upon which Perf issues shares of its common stock at a price per share of less than $0.50.  Shares issuable under Perf’s 2008 Share Incentive Plan and pursuant to convertible securities outstanding as of the date hereof shall be excluded from such anti-dilutive provisions.

2.3           Perf shall determine the prices at which it sells the Products. The transfer prices charged to Perf by Inventek for the Products will be based on the mutually agreed upon price schedule, identified in the Exhibit A.

2.4           Product may be delivered to Perf, at the sole discretion of Perf, as a final Product, or in a form of concentrate to be processed into final Product by Perf or by a contract packager of Perf’s choice. Concentrate price are identified in the Exhibit A.

3.              TERM.  This Agreement shall terminate five (5) years from the Effective Date of this Agreement unless extended in accordance with this Section 3 (the “Term,” which shall include all extensions thereof).  The Term shall be automatically renewed for successive five (5) year term.

4.    REPRESENTATIONS AND WARRANTIES

4.1           Intellectual Property.  Schedule C sets forth a list of all patents and registered trademarks, trade names and copyrights, and all pending applications for patents, trademarks, and copyrights, owned by or licensed on an exclusive basis to Inventek (the “Material Intellectual Property”), together with a summary description in respect of the filing, registration or issuance thereof.  No licenses, sublicenses, covenants or agreements have been granted or entered into by Inventek in respect of such Material Intellectual Property.  No material patents or material registered trademarks, trade names or copyrights, other than the Material Intellectual Property, non-exclusive licenses to commercially available software and to patents and copyrights embedded in equipment or fixtures, are necessary for the manufacture and sale of the Products.  Inventek has not received notice that any Material Intellectual Property has been declared unenforceable or otherwise invalid by any governmental authority.  Inventek owns the Material Intellectual Property purported to be owned by it, free and clear of all security interests, liens and encumbrances, other than the license granted hereunder.  Except for employees of Inventek, the Material Intellectual Property has not been disclosed to any person, firm or company.  None of the Material Intellectual Property purported to be owned by Inventek is currently being challenged in a lawsuit or action before any court or other governmental body.  To Inventek's knowledge after reasonable investigation, Inventek’s manufacturing of the Products does not infringe any patent, trademark or copyright of any third party.  Inventek shall defend and indemnify Perf for any liability, claim or damage incurred by Perf associated with the Material Intellectual Property.

4.2           Due Authorization.  This Agreement and all actions provided for herein have been duly authorized by all necessary corporate actions.

4.3           Consents.  The execution, delivery and performance of this Agreement by each of the Parties and the consummation of the transactions contemplated by this Agreement will not (i) require the consent, approval or authorization of any other individual, corporation, partnership, limited liability company, trust, joint venture or other entity or public authority; (ii) violate or contravene the organizational certificates, documents and agreements, as amended to date, of Inventek, (iii) violate or contravene any law, statute, rule, regulation, order, judgment or decree to which Inventek is subject, or (iv) conflict with or result in a breach of or constitute a default by any party under any contract, agreement, instrument or other document to which Inventek or its shareholders is a party or by Inventek or its shareholders or any of its or their assets or properties are bound or subject.

4.4           Products.                                Inventek represents and warrants that the Products shall function in accordance with the specifications provided to Perfand attached as part of Schedule D.   Inventek represents and warrants that there has never been any material defects in, failures to warn, or breaches of warranties or representations with respect to, any product manufactured, shipped, sold or delivered by Inventek.

5.           GENERAL PROVISIONS

5.1           Entire Agreement.  This Agreement, and its exhibits incorporated by reference constitute the entire and sole agreement between the Parties with respect to the subject matter hereof and supersede any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the subject matter hereof.  This Agreement cannot be modified, changed, or amended, except in writing signed by a duly authorized representative of each of the parties.

5.2           Investment Representation.  By accepting the Shares and the Warrant, Inventek acknowledges that it is being taken for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares or Warrant and such Shares or Warrant may only be transferred, subject to compliance with the legend set forth below.  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR PERF RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO PERF, THAT THE SECURITIES EVIDENCED HEREBY MAY BE SOLD IN ACCORDANCE WITH AN EXEMPTION THEREUNDER.

Unless the shares on the common stock issuable upon the exercise of the Warrant are registered under the Securities Act of 1933, as amended (the “Act”), Inventek, will be required to provide Perf with an investment letter and the certificates representing such shares will contain a legend to the effect that Inventek may not transfer, sell, pledge or hypothecate such shares unless the registration provisions of the Act have been complied with or Perf has received an opinion of counsel that such registration is not required.

5.3           Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Perf shall not assign or otherwise transfer its rights under this Agreement without the prior written consent of Inventek which shall not be unreasonably withheld.

5.4           [Survival.  All promises, covenants, agreements, representations and warranties contained herein shall survive the execution and delivery, and the subsequent termination, of this Agreement.]?

5.5           Notices.  Any notice required or permitted to be given under this Agreement shall be given in writing by hand delivery, commercial overnight courier or registered or certified U.S. Mail, to the addresses below, and shall be deemed duly given upon receipt, or if by registered or certified mail three (3) business days following deposit in the U.S. Mail.  The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder.

Perf
12 East 52nd Street
4th Floor
New York, NY 10022
_________________________

Inventek Colloidal Cleaners
3901 G Street, 2nd Floor
Philadelphia, Pa. 19124
___________________________

5.6           Severability. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

5.7           Governing Law and Jurisdiction.  This Agreement shall be governed and construed for all purposes by the law of the State of New York without regard to the conflict of law provisions thereof.  By executing this Agreement, the Parties hereby consent to the personal jurisdiction of, and agree that any legal action arising under this Agreement shall be instituted solely in, the federal or state district courts situated in the State of New York.

5.8           No Waiver.  Any waiver or consent shall apply only to the specific instance and for the specific purpose for which given.  No failure or delay in exercising any right, power or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

5.9           Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signature pages shall be treated as original signature pages.  By executing this Agreement, the signatory represents and warrants he is duly authorized to execute this Agreement on behalf of the Party for whom he signs.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.

Perf Go-Green Holdings, Inc.	Inventek Colloidal Cleaners LLC

By: ______________________ Michael Caridi, COO	By: ______________________ Yasmin Andrecola, President

Inventek Colloidal Cleaners LLC

By: ______________________
Paul N. Andrecola, P.E., PhD, COO

EXHIBITS INTENIONALLY OMITTED